UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 21, 2004

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

District of Columbia	1-7102	52-0891669
(state or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)

Woodland Park, 2201 Cooperative Way, Herndon, VA	20171-3025
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (703) 709-6700

(Former name or former address, if changed since last report)

Item 4. Changes in Registrant's Certifying Accountant

On May 21, 2004, National Rural Utilities Cooperative Finance Corporation ("CFC") informed Ernst & Young LLP ("Ernst & Young") that they would not be retained to perform the audit of CFC's financial statements for the year ending May 31, 2005. Ernst & Young has been engaged to complete the audit of the financial statements for the year ending May 31, 2004. The decision not to retain Ernst & Young was approved by the audit committee of CFC's Board of Directors.

Ernst & Young's reports on CFC's financial statements for the two past fiscal years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for the restatement to the 2002 combined financial statements to reflect an adjustment to the current value of foreign currency denominated debt. In connection with the audits of CFC's financial statements for each of the two fiscal years ended May 31, 2003, and in the subsequent interim periods, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedures which if not resolved to the satisfaction of Ernst & Young would have caused Ernst & Young to make reference to the matter in their report. During that period there were no "reportable events" (as defined in Item 304(a)(1)(v) of Regulation S-K). CFC has requested Ernst & Young to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated May 27, 2004 is filed as Exhibit 16.1 to this Form 8-K.

Item 7. Financial Statements, Proforma Financial Information and Exhibits
(c)	Exhibits
16.1 Letter from Ernst & Young Regarding Changes in Certifying Accountant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RURAL UTILITIES COOPERATIVE
FINANCE CORPORATION

/s/ Steven L. Lilly
Steven L. Lilly
Chief Financial Officer
(Principal Financial Officer)

Dated: May 27, 2004

EXHIBIT 16.1

May 21, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read Item 4 of Form 8-K dated May 27, 2004, of National Rural Utilities Cooperative Finance Corporation and are in agreement with the statements contained in the first paragraph (except for the last sentence) and the second paragraph on page two therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young LLP